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                                                                    EXHIBIT 10.9

                                   AGREEMENT


                 AGREEMENT dated as of January 1, 1994, between THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (the "Company") and MELVIN JOHN MELLE, residing in Dallas, Texas (the "Executive").

                 WHEREAS, the Company has offered to continue to employ the Executive as set forth below and the Executive desires to continue his employment with the Company and accept such employment;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the Executive and the Company herein contained, the parties hereto agree as follows:

1.       Performance of Services

         The Company hereby engages the Executive to perform, during the term of this Agreement, such administrative, secretarial and financial services on behalf of the Company as the Board of Directors, the Chairman or the President of the Company may from time to time direct. The Executive shall devote substantially all of his business time and attention to the business of the Company.

2.       Compensation

         (a)     Base Salary

                 The Executive shall be compensated by the Company for his services at a guaranteed base salary rate of $200,000 per year (or at such higher rate as may be determined by the Board of Directors of the Company, or the Executive Committee thereof, upon review of the performance of the Executive) payable in equal monthly installments.

         (b)     Bonuses

                 The Executive shall be eligible to receive from the Company an annual discretionary bonus in an amount as may be determined by the Board of Directors. Any such bonus shall be payable no later than 30 days following the earlier of the termination of the Executive's employment with the Company or the end of the Company's fiscal year in which such bonus is authorized.

         (c)     Expenses

                 The Company (or its subsidiaries or affiliates, as the case may be) shall pay all reasonable expenses, including travel, and other disbursements incurred by him for or on behalf of the Company (or its
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                 subsidiaries or affiliates, as the case may be), in the
                 performance of his duties hereunder. The Company shall also pay all legal expenses incurred by the Executive with respect to his entering into this Agreement.

         (d)     Vacations

                 The Executive shall be entitled to four weeks of vacation each calendar year of service with the Company.

         (e)     Participation in Benefit Plans

                 The Company shall purchase and maintain over the term of this Agreement, including extensions, if any, insurance on the life of the Executive in the amount of $500,000, payable to such beneficiary as the Executive in his discretion shall designate. The Company shall pay all federal and state income taxes attributable to the payment of such life insurance premiums. The Executive shall participate in any stock option or savings plan or in any group life, health, accident or disability insurance or any other employee benefit plan generally available to the executives and employees of the Company (or any subsidiary or affiliate), whether now in force or hereafter adopted, in accordance with their terms. In the event that the Company does not have in force group life, health, accident or disability insurance plans, the Company at is cost shall obtain for the Executive such benefits in amounts and/or coverages commensurate with the Executive's responsibilities and remuneration.

3.       Discharge for Cause

         Notwithstanding any of the foregoing provisions of this Agreement, the Executive may, at any time during the term of this Agreement, be discharged by the Board of Directors of the Company for cause (defined as persistent incompetence or insubordination, willful misconduct, dishonesty or conviction of a felony), and in such event this Agreement and all of the rights and obligations of the parties hereto shall forthwith terminate, except where this Agreement expressly provides that any provisions survive termination of the Agreement. If discharge is for cause, such action by the Board of Directors shall be taken only upon vote of not less than a majority of the directors then in office, after reasonable notice to the Executive and an opportunity for him to be heard before a meeting of the Board of Directors, held upon reasonable notice to all directors. If discharge is for any reason other than for cause, the aggregate base salary in effect at such time shall continue to be paid to the Executive for the remainder of the term of this Agreement.





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4.       Non-Competition

         While employed by the Company, the Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business (other than the businesses of the Company) which is in direct competition with the business conducted by the Company or any of its subsidiaries in any geographic area where such business is being conducted during such period. Nothing in this section, however, shall restrict the right of the Executive to own, whether for himself or as a fiduciary, not more than 1% of the equity securities of any competing company the securities of which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

5.       Non-Disclosure

         During the term of this Agreement and thereafter, the Executive shall not, without the written consent of the Board of Director of the Company or person authorized thereby, disclose or use (except in the course of his employment hereunder and in furtherance of the business of the Company or any subsidiaries or affiliates thereof) any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates.

6.       Assignability

         This agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to the business of the Company, but neither this Agreement nor any rights hereunder shall be assignable by the Executive.

7.       Term of Agreement

         The initial term of this Agreement shall be for a period of two years commencing upon the earlier of the date first mentioned above.

8.       Miscellaneous

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and another executive officer specifically authorized by the Board of Directors of the Company to sign such waiver, modification or discharge on behalf of the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the





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same or at any subsequent or prior time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any other party are not forth expressly in this Agreement.

9.       Validity

         The invalidity or unenforceability or any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

10.       Applicable Law

         The Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflicts of law provisions of the State of Texas.



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first mentioned above.

                                  THE HALLWOOD GROUP INCORPORATED



                                  By: /s/ ANTHONY JOSEPH GUMBINER
                                      Anthony Joseph Gumbiner



                                  By: /s/ MELVIN JOHN MELLE
                                      Melvin John Melle





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